WC-1                                                    176,000 WARRANTS EACH TO
                                                    PURCHASE ONE SHARE OF COMMON
                                                             STOCK UPON EXERCISE


NEITHER THESE WARRANTS NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THESE WARRANTS NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

       VOID AFTER 5:00 P.M. BOSTON TIME, ON DECEMBER 31, 1997, OR EARLIER
                          AS PROVIDED IN THIS WARRANT.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                        BPI PACKAGING TECHNOLOGIES, INC.


         FOR VALUE RECEIVED, BPI PACKAGING TECHNOLOGIES, INC. (the "Corporation"), a Delaware corporation hereby certifies that H.J. Meyers & Co., Inc. or its successors or permitted assigns (the "Holder"), is entitled to purchase from the Corporation, at any time or from time to time commencing May 28, 1996 and through the "Warrant Termination Date", which shall be 5:00 P.M., Boston time, on December 31, 1997, one hundred seventy-six thousand (176,000) fully paid and nonassessable shares (the "Shares") of Common Stock, $.01 par value per share, of the Corporation at a purchase price of $4.25 per share or an aggregate purchase price of $748,000.

         Hereinafter, (i) the shares underlying this Warrant, together with any other equity securities which may be issued by the Corporation with respect thereto or in substitution therefor, are referred to as the "Shares," (ii) the Shares purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant," and (vi) the holder of this Warrant is referred to as the "Holder." The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.






         1. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the issuance of this Warrant and prior to the Warrant Termination Date by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Corporation. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of ten thousand (10,000) Shares, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Corporation will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Share to which the Holder shall be entitled, cash equal to the fair value of such fractional Share (determined in such reasonable manner as the Board of Directors of the Corporation shall determine), and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

         The Corporation agrees that, prior to the expiration of this Warrant, the Corporation will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the Shares as from time to time shall be receivable upon the exercise of this Warrant.

         2.       ADJUSTMENTS.

                  (a) Adjustment for Combinations or Consolidation of Shares. In the event the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the applicable Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

                  (b) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger (except a merger in connection with the reincorporation of the Corporation) of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each Share issuable upon exercise of this Warrant shall thereafter be convertible into the kind and amount of shares of stock or other securities or property (including cash) to which a holder of the number of Shares of the Corporation deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Subsection set forth with respect to the rights and interest thereafter of the holders of the Shares, to the end that the provisions set forth in this Subsection (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property (including cash) thereafter deliverable upon the exercise of this Warrant.

                  (c) Adjustment for Reclassification, Exchange or Substitution. If the Shares issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class of classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of this Warrant to purchase such Shares shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of Shares into which such Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Warrant a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         4. FULLY PAID STOCK; TAXES. The Corporation agrees that the Shares represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to pre-emptive rights, and the Corporation will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Shares is at all times equal to or less than the then Per Share Warrant Price. The Corporation further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

         5.       TRANSFER.

                  (a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Corporation prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Corporation of an opinion of counsel to the Corporation in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be sold or transferred.

                  (b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Corporation, deliver to the Corporation (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Corporation may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Corporation to the same extent as set forth in the next succeeding paragraph.

                  (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Corporation, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of the Warrant or the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant, or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Corporation upon which its opinion as to a proposed transfer shall have been based.

                  (d)  Transfer.  Subject  to  applicable  securities  laws  and
Section 5(a), and except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Corporation or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

                  (e) Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Shares, and all certificates representing the Warrant Shares shall bear on the face thereof substantially the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE LAW AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE
         ESTABLISHED AND ACCOMPANIED BY AN OPINION OF COUNSEL TO THE SATISFACTION OF THE COMPANY."

         6.       REGISTRATION RIGHTS.

                  6.1      REGISTRATION RIGHTS.

                           (a) Within one  hundred  twenty  (120) days after the
date of this Warrant, the Company will use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission a registration statement on Form S-1 or Form S-3 (or any successor form) relating to the Shares underlying this Warrant. In addition, the Company may, in its sole discretion, at any time, elect to register all of such Common Stock on a Form S-1 or Form S-3 (or other appropriate form) in connection with any other registration statement or on a stand-alone basis.

                           (b) If permitted by  applicable  law and  regulation,
the Company at the request of the Holders owning a majority of the Shares, shall file such amendments and/or supplements to such registration statement, and, subject to this Section 6 hereof, take such other steps as may be required to maintain such registration statement in effect, and to keep the information therein current, until the earlier of the sale of all of the Shares included in the registration statement or the expiration of nine months from the effective date of such registration statement.

                           (c) In  connection  with any  registration  statement
referred to in Section 6 of this Warrant, Holder will furnish to the Company such information as the Company may reasonably require from the Holder for inclusion in the registration statement (and the prospectus included therein).

                           (d) The Company's registration obligations under this
Warrant shall be conditioned upon the Holder executing and delivering to the Company an appropriate agreement, if necessary in the reasonable opinion of counsel to the Company, in form reasonably satisfactory to counsel for the Company, that it will comply with all anti-stabilization, manipulation, and similar provisions of Section 10 of the 1934 Act, and any rules promulgated thereunder and will furnish to the Company information about sales made in such public offering.

                           (e) The Company,  at its expense,  shall cause all of
the Shares included in a registration statement referred to in Section 6 hereof to be qualified under the laws of such reasonable number of jurisdictions, as the Company may reasonably designate, and the Company will continue such qualification in effect for such period of time not to exceed nine months from the effective date of the registration statement referred to in Section 6 which relates to such Shares.

                           (f) The  Company  shall not be required to effect any
registration within three months after the effective date of any other underwritten registration statement of the Company. The Company shall have the right, in its sole discretion, to designate the managing underwriter in respect of a public offering pursuant to this Section 6.1.

                           (g) If at the time the  Company  is  registering  the
Shares pursuant to this subsection 6.1, the Company is engaged or has fixed demonstrable plans to engage in an underwritten public offering (other than on a Form S-4 or S-8) as to which the Holders may, in the sole discretion of the managing underwriter of such public offering, include the Shares pursuant to subsection 6.1 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the registration to the detriment of the Company, then the Company may, at its option, elect not to proceed with such registration of the Holders' Shares or direct that if it effectuates the registration of the Holders' Shares, the Holders of the Shares shall agree not to publicly sell such registered Shares for such period of time as requested by the underwriter managing the public offering or by the Company's Board of Directors.

                  6.2      EXPENSES.

                           (a) With respect to the registration right granted in
Section 6.1 hereof, all fees, costs and expenses of an incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

                           (b) The fees,  costs and expenses of  registration to
be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 6.2(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

                  6.3      INDEMNIFICATION.

                           (a) With respect to the registration  right described
in this Section 6 and to the extent permitted by law, the Company hereby agrees to indemnify, hold harmless and defend the Holders and each person, if any, who is deemed a "controlling person" of any such Holder within the meaning of the 1933 Act, against any and all losses, claims, damages or liabilities (including legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the 1933 Act or other statute or common law, arising out of or based upon:

                                      (i)  any  alleged  untrue  statement  of a
         material fact contained in any registration statement, preliminary prospectus or prospectus included therein, any amendment thereof or supplement thereto; or

                                      (ii) the alleged omission to state therein
         a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 6.3(a) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holders.

         The Holder agrees that as soon as practicable, but in any event within ten (10) days after the receipt of notice of any claim or action against it in respect of which indemnity may be sought from the Company hereunder, to notify the Company thereof in writing, and the Company shall assume the defense of such claim or action (and the cost thereof) by counsel of its own choosing.

                           (b) The  Holder  hereby  agrees  to  indemnify,  hold
harmless and defend the Company, its directors and officers, each person, if any, who is deemed a controlling person of the Company within the meaning of the 1933 Act, and the underwriter, to the extent permitted by law, against any and all losses, claims, damages or liabilities, including legal or other expenses incurred in investigating and defending against the same, to which they or any of them may become subject under the 1933 Act or other statute or common law, arising out of or based upon:

                                      (i) any alleged  untrue  statement by such
         Holder of a material fact contained in any such registration statement, or prospectus or preliminary prospectus included therein, or any amendment thereof or supplement thereto; or

                                      (ii) the  alleged  omission by such Holder
         to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         The Company, and any other person or entity seeking indemnity from the Holder hereunder, agree that as soon as practicable, but in any event within ten
(10) days after receipt of notice of any claim or action against the Company or such other person or entity, to notify the Holder thereof in writing, and the Holder shall assume the defense of any such claim or action (and the cost thereof) by counsel of his own choosing, who shall be reasonably satisfactory to the Company. If Holder does not promptly assume such defense, the Company may at its option defend such action at the expense of the Holder.

         7. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         8. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

         9. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a)  the   Corporation  at  455  Somerset   Avenue,   Dighton,
Massachusetts 02764, or such other address as the Corporation has designated in writing to the Holder, or

                  (b) the Holder at H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620 or such other address as the Holder has designated in writing to the Corporation.

         10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, BPI PACKAGING TECHNOLOGIES, INC., has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary as of this 28th day of May, 1996.

ATTEST:                                   BPI PACKAGING TECHNOLOGIES, INC.



                                          By:
- ----------------------------------           -----------------------------------
Neil H. Aronson                              Dennis N. Caulfield
Assistant Secretary                          President


[Corporate Seal]

                                  SUBSCRIPTION


         The undersigned, _________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of __________ shares of the Common Stock of BPI PACKAGING TECHNOLOGIES, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:                                       Signature
      --------------------------------                --------------------------
                                             Address
                                                    ----------------------------

                                             -----------------------------------


                                   ASSIGNMENT


         FOR VALUE RECEIVED _____________ hereby sells, assigns and transfers unto ___________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer said Warrant on the books of BPI PACKAGING TECHNOLOGIES, INC.


Dated:                                       Signature
      --------------------------------                --------------------------
                                             Address
                                                    ----------------------------

                                             -----------------------------------


                               PARTIAL ASSIGNMENT


         FOR VALUE RECEIVED___________________ hereby assigns and transfers unto ________________________ the right to purchase ____________ shares of the Common
Stock of BPI PACKAGING TECHNOLOGIES, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer that part of said Warrant on the books of BPI PACKAGING TECHNOLOGIES, INC.


Dated:                                       Signature
      --------------------------------                --------------------------
                                             Address
                                                    ----------------------------

                                             -----------------------------------